Amendment No. 3

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of September     , 2017 (“Amendment No. 3”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Current Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement dated as of March 10, 2017 and Amendment No. 2 To Transfer Agency And Shareholder Services Agreement dated as of June 12, 2017 (“Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 3.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.          Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, among BNYM, Investment Company and Company.

2.          Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 3 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 3, it becomes and is a party to the Current Agreement as amended by this Amendment No. 3 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 3 as it has in the Current Agreement.

3.          Remainder of Current Agreement. Except as specifically modified by this Amendment No. 3, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.          Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No. 3.

5.          Entire Agreement. This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.          Facsimile Signatures; Counterparts.    This Amendment No. 3 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 To Transfer Agency And Shareholder Services Agreement to be executed by their duly authorized officers as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ Robert C. Jordan

Name: Robert C. Jordan

Title: Managing Director

Manning & Napier Advisors, LLC

By: /s/ Richard B. Yates

Name: Richard B. Yates

Title: Chief Legal Officer

Manning & Napier Fund, Inc.,

on its own behalf and on behalf of each

M&N Fund, each in its individual and separate capacity

By: /s/ Richard B. Yates

Name: Richard B. Yates

Title: Chief Legal Officer

SCHEDULE B

(Dated: October 11, 2017)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, by and among BNY Mellon Investment Servicing (US) Inc., Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.

Blended Asset Conservative Series[1]	Class R6
Blended Asset Extended Series[1]	Class R6
Blended Asset Maximum Series[1]	Class R6
Blended Asset Moderate Series[1]	Class R6
Core Bond Series	Class I and S
Disciplined Value Series	Class I and S
Diversified Tax Exempt Series
Dynamic Opportunities Series[2]	Class I and S
Emerging Markets Series	Class I and S
Equity Income Series	Class I and S
Equity Series	Class S
Global Fixed Income Series	Class I and S
High Yield Bond Series	Class I and S
International Series	Class S and I
New York Tax Exempt Series
Ohio Tax Exempt Series
Overseas Series	Class I
Pro-Blend Conservative Term Series	Class I, R, R2 and S
Pro-Blend Moderate Term Series	Class I, R, R2 and S
Pro-Blend Extended Term Series	Class I, R, R2 and S
Pro-Blend Maximum Term Series	Class I, R, R2 and S
Quality Equity Series	Class I and S
Rainier International Discovery Fund	Class K, Class I and Class R6
Real Estate Series	Class I and S
Strategic Income Conservative Series	Class I and S
Strategic Income Moderate Series	Class I and S
Target Income Series	Class I, K, R and R6
Target 2015 Series	Class I, K, R and R6
Target 2020 Series	Class I, K, R and R6
Target 2025 Series	Class I, K, R and R6
Target 2030 Series	Class I, K, R and R6
Target 2035 Series	Class I, K, R and R6
Target 2040 Series	Class I, K, R and R6
Target 2045 Series	Class I, K, R and R6
Target 2050 Series	Class I, K, R and R6
Target 2055 Series	Class I, K, R and R6
Target 2060 Series	Class I, K, R and R6
Unconstrained Bond Series	Class I and S
World Opportunities Series	Class S

1 Expected to commence receiving services on approximately September 25, 2017.

2 Fund liquidated April 18, 2017. Will remain on Schedule B pending completion of 2017 tax reporting.

Exeter Trust Company

Manning & Napier Cash Balance CIT
Manning & Napier Disciplined Value CIT
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Goal Income Series CIT	Class U
Manning & Napier Goal - 2015 CIT	Class U
Manning & Napier Goal - 2020 CIT	Class U
Manning & Napier Goal - 2025 CIT	Class U
Manning & Napier Goal - 2030 CIT	Class U
Manning & Napier Goal - 2035 CIT	Class U
Manning & Napier Goal - 2040 CIT	Class U
Manning & Napier Goal - 2045 CIT	Class U
Manning & Napier Goal - 2050 CIT	Class U
Manning & Napier Goal - 2055 CIT	Class U
Manning & Napier Non US Equity CIT	Class U and Z
Manning & Napier Retirement Target Income CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2015 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2025 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U, U1 and S
Non-U.S. Equity Labor Collective Investment Trust Fund
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U

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